Exhibit 16.1

Semple & Cooper, LLP

Certified Public Accountants and Consultants

2700 N. Central Avenue, Ninth Floor

Phoenix, AZ  85004

September 29, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Commissioners:

We have read the statements made by Azco Mining Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated September 29, 2004.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Semple & Cooper, LLP

Semple & Cooper, LLP